EXHIBIT 4.3
AGENCY SECURITIES PURCHASE AGREEMENT
     THIS AGENCY SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the [   ] day of [   ], 20__ by and between COMMERCE STREET PANTHEON MORTGAGE ASSET SECURITIZATIONS LLC, a Texas limited liability company (“Buyer”) and [     ], a [   ] (“Seller”).
     IN CONSIDERATION of the mutual covenants and terms of this Agreement, as well as for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Buyer and Seller hereby agree as follows:
     1. Purchase and Sale of Agency Securities. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, assign, transfer, convey, grant and deliver to Buyer, the GNMA mortgage pass-through certificates listed and described in Annex A (attached hereto and incorporated herein by this reference) (the “Agency Securities”) in the respective principal amounts set forth in Annex A hereto at the respective purchase prices set forth therein (plus accrued interest, if applicable).
     2. Delivery and Payment. Delivery of and payment for the Agency Securities shall be made at such place and such time as shall be determined by Buyer on the Settlement Date specified in Annex A hereto (or such later date not later than seven business days after such specified Settlement Date as Buyer shall designate). Delivery of the Agency Securities shall be made to Buyer against payment by Buyer of the Aggregate Purchase Price therefor specified in Annex A hereto in immediately available funds wired to such bank as may be designated by Seller, or such other manner of payment as may be agreed upon by Buyer and Seller. The Agency Securities to be so delivered shall be in definitive fully registered form, unless otherwise specified by Buyer, and registered in such names as Buyer may have requested prior to the Settlement Date.
     3. Representations, Warranties and Covenants of Buyer. As of the date hereof and the Settlement Date, Buyer represents, warrants and covenants to Seller as follows:
     (a) Buyer has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Texas, has full power and authority (limited liability company and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.
     (b) This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid, binding and enforceable agreement of Buyer, subject,

as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (iii) with respect to any rights of indemnity under the limitations of public policy under applicable securities laws.
     (c) Buyer is not in violation of its certificate of formation or limited liability company agreement or in default under any agreement, indenture or instrument the effect of which violation or default would be material to Buyer. Neither the consummation by Buyer of any of the transactions herein contemplated, nor the compliance by Buyer with the provisions hereof, does or will conflict with or result in a breach of any term or provision of the certificate of formation or limited liability company agreement of Buyer or conflict with, result in a material breach, violation or acceleration of, or constitute a material default under, the terms of any indenture or other agreement or instrument to which Buyer is a party or by which it is bound, or any statute, order or regulation applicable to Buyer of any court, regulatory body, administrative agency or governmental body having jurisdiction over Buyer.
     4. Representations, Warranties and Covenants of Seller. As of the date hereof and the Settlement Date, Seller represents, warrants and covenants to Buyer as follows:
     (a) Seller has been duly formed and is validly existing as a [INSERT TYPE OF ENTITY] in good standing under the laws of the State of [INSERT STATE OF ORGANIZATION], has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.
     (b) This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid, binding and enforceable agreement of Seller, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (iii) with respect to any rights of indemnity under the limitations of public policy under applicable securities laws.
     (c) Seller is not in violation of its charter documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to Seller. Neither the consummation by Seller of any of the transactions herein contemplated, nor the compliance by Seller with the provisions hereof, does or will conflict with or result in a breach of any term or provision of the charter documents of Seller or conflict with, result in a material breach, violation or acceleration of, or constitute a material default under, the terms of any indenture or other agreement or instrument to which Seller is a party or by which it is bound, or any statute, order or regulation applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller.

     (d) To the knowledge of Seller, the Agency Securities are duly authorized and validly issued, fully paid and non-assessable. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the delivery and sale of the Agency Securities pursuant to this Agreement have been or will be paid by Seller on or prior to the Settlement Date.
     (e) Seller (i) has good title to, and is the sole owner of, each of the Agency Securities free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, “Liens”), (ii) has not assigned to any person or entity any of its right, title or interest in and to such Agency Securities or in this Agreement and (iii) has the power and authority to sell such Agency Securities to Buyer, and upon its payment of the Aggregate Purchase Price, Buyer will acquire all of Seller’s right, title and interest in and to the Agency Securities, free and clear of any and all Liens.
     (f) The information set forth in Annex A regarding the Agency Securities is complete in all material respects and does not contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) Upon and following the consummation of the sale, transfer, assignment, conveyance, grant and delivery of the Agency Securities contemplated by this Agreement, Seller shall (i) warrant and defend such sale, transfer, assignment, conveyance, grant and delivery of the Agency Securities against all persons and entities whomsoever, (ii) take all steps reasonably necessary to establish the record of Buyer’s title to the Agency Securities free and clear of any and all Liens, and (iii) at the request of Buyer, execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Agency Securities, all at the sole cost and expense of Seller.
     (h) Without limiting Section 4(g) hereof, and effective upon the consummation of the sale, transfer, assignment, conveyance, grant and delivery of the Agency Securities contemplated by this Agreement, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and re-substitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time: (i) to demand, receive and collect any and all of the Agency Securities and to give receipts and releases for and with respect to the same, or any part thereof; (ii) to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Agency Securities and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and (iii) to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Agency Securities and to use Seller’s name in such manner as Buyer may reasonably deem necessary for the collection and recovery of same. Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.
     (i) Upon the request of Buyer, Seller shall provide to Buyer, to the extent known to Seller, (i) with regard to the Agency Securities, static pool data, as referenced in Item 1105 of Regulation AB under the Securities Act of 1933, as amended (“Regulation AB”), and information responsive to Item 1111 of Regulation AB, (ii) with regard to the Seller, information responsive to Item 1110(b) of Regulation AB, and (iii) with regard to any originator of 10% or more of the mortgages underlying the Agency Securities, information responsive to Items 1110 and 1112 of Regulation AB.
     5. Termination.
     (a) Buyer’s obligation to purchase Agency Securities hereunder is subject to the continued accuracy of Seller’s representations and warranties contained herein and to Seller’s performance and observance of all applicable covenants and agreements contained herein. Seller agrees that between the date hereof and the Settlement Date, Seller will not offer or sell, or enter into any agreement to sell, the Agency Securities to any other person or entity.
     (b) This Agreement shall be subject to termination in the absolute discretion, of either party by notice given to the other party prior to delivery of and payment for the Agency Securities, if, prior to such time, (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, or (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the terminating party’s reasonable judgment, impracticable to purchase and sell the Agency Securities on the terms specified herein, or (iv) there shall have occurred any downgrading in the rating accorded the Agency Securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, or any public announcement that any such organization has under surveillance or review its rating of any of the Agency Securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or (v) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency, or (vi) there shall have occurred any material adverse change in the existing financial, political or economic conditions in the United States.
     6. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Seller, will be mailed, delivered or transmitted by facsimile and confirmed to [   ], [   ], attention: [   ]; and if sent to Buyer, will be mailed, delivered or transmitted by facsimile and confirmed to it at [   ], attention: [   ].

     7. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person or entity will have any right or obligation hereunder. The representations, warranties and covenants of the parties to this Agreement shall survive the execution and delivery of this Agreement and the purchase, sale, assignment, transfer, conveyance, grant and delivery of the Agency Securities.
     8. Entire Agreement; Applicable Law; Counterparts. This Agreement supersedes all prior agreements and understandings (whether written or oral) between Buyer and Seller, or any of them, with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the general obligations law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

Buyer:		Seller:

Commerce Street Pantheon Mortgage Asset Securitizations LLC, a Texas limited liability company		[ ], a [ ]

By:		By:

	Name:	Name:

	Title:	Title:

ANNEX A
Transaction Settlement Date: [date]
Aggregate Purchase Price: $[   ]
The following tables set forth certain information regarding the Agency Securities as of [date]:

					Minimum Principal	Maximum Principal
Type of Agency	Ginnie Mae	CUSIP	Trade	Settlement	Amount	Amount
Security	Pool No.	No.	Date	Date	Sold	Sold	Price
[GNMA I/GNMA II]	[No.]	[No.]	[date]	[date]	[$ ]		[$ ]

					Weighted			Agency
				Initial	Average			Security
				Outstanding	Remaining Term	Pass-	Stated	Scheduled
Type of Agency	Ginnie Mae	CUSIP	Issue	Principal	to Stated	Through	Maturity	Distribution
Security	Pool No.	No.	Date	Amount	Maturity	Rate	Date	Date
[GNMA I/GNMA II]	[No.]	[No.]	[date]	[$ ]	[ months]	[ %]	[date]	[date]

Type of Agency	Ginnie Mae	CUSIP	Type and
Security	Pool No.	No.	Traits(1)	WALA(2)	WAOLT(3)	AOLS(4)	WAOLS(5)	WAC(6)
[GNMA I/GNMA II]	[No.]	[No.]	[SF/LP][30/360]	[ months]	[ months]	[$ ]	[$ ]	[ %]

(1)	Type/Traits: “SF” means single family. “LP” means level payment. “30/360” means 30 day month/360 day year.

(2)	WALA: Weighted average loan age — The average number of months since the date of origination of the mortgage loans underlying the listed Agency Security, weighted by the remaining principal balance of such mortgage loans.

(3)	WAOLT: Weighted Average Original Loan Term — The average of the number of scheduled monthly payments of the mortgage loans underlying the listed Agency Security weighted by the remaining principal balance of such mortgage loans.

(4)	AOLS: Average Original Loan Size — The simple average of the unpaid principal balances of the mortgage loans underlying the listed Agency Security as of the date of origination of such mortgage loans.

(5)	WAOLS: Weighted Average Original Loan Size — The average of the unpaid principal balances of the mortgage loans underlying the listed Agency Security weighted by the principal balance of such mortgage loans as of date of origination of such mortgage loans.

(6)	WAC: Weighted Average Coupon — The average coupon rate of the mortgage loans underlying the listed Agency Security, weighted by the remaining principal balance of such mortgage loans.
The following tables sets forth certain information regarding the geographic distribution of the mortgaged properties underlying the Agency Securities (on an aggregated basis).

		Percent of		Percent of
	Number of	Underlying	Aggregate	Aggregate
State	Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance
[State]	[number]	[ %]	[$ ]	[ %]